Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of ACELYRIN, INC. of our report dated March 24, 2023, except for the effects of the reverse stock split discussed in Note 15 to the financial statements, as to which the date is May 1, 2023, relating to the financial statements of ACELYRIN, INC., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

May 1, 2023